UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2008
VOLCANO CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52045	33-0928885

(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)

11455 El Camino Real, Suite 460,
San Diego, CA	92130

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 228-4728
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On December 10, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Volcano Corporation (the “Company”) approved an Employment Agreement (the “Agreement”) with Jorge J. Quinoy. Mr. Quinoy had served as the Company’s Vice President of Global Sales since July 2003.
Under the Agreement, which is effective as of December 10, 2008, Mr. Quinoy is serving as the Company’s Executive Vice President, US Sales, will earn an initial annual base salary of $300,000 and, for 2009, will be eligible to earn a target cash incentive bonus in an amount equal to 50% of his annual base salary, based on the achievement of personal and company-wide performance milestones. The annual base salary and target percentage shall be reviewed annually by the Board or the Committee and, in its sole discretion, may be adjusted upward.
Mr. Quinoy shall also be eligible to receive an annual stock option to purchase shares of the Company’s common stock pursuant to the terms of the Company’s 2005 Equity Compensation Plan (the “Plan”), based upon Mr. Quinoy’s performance and achievement of target objectives agreed to by the Company and Mr. Quinoy. If Mr. Quinoy is terminated for cause or resigns for good reason (as each term is defined in the Agreement), Mr. Quinoy would be entitled to receive cash severance equal to the sum of (a) one year of his then effective annual base salary, (b) a pro-rated cash incentive bonus for the year in which such termination or resignation occurred and (c) one year of non-health insurance premiums. This cash severance would be paid in a number of substantially equal installments or in a single lump sum. Further, in the event of such termination or resignation, if Mr. Quinoy timely elects continuation health care coverage pursuant to COBRA for himself and/or his eligible dependents, the Company would be required to pay the applicable COBRA premiums for such coverage for up to twelve months. In the event that Mr. Quinoy becomes entitled to severance payments or benefits under the Agreement, and such payments or benefits constitute an “excess parachute payment” as defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended, then the Company shall cause a payment to be made to Mr. Quinoy equal to the sum of the excise tax and additional related sums imposed.
A copy of the Agreement is filed hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the Agreement.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

No.	Description

10.1	Employment Agreement, dated December 10, 2008, by and between the Company and Jorge J. Quinoy.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcano Corporation (Registrant)
Dated: December 10, 2008	By:	/s/ John T. Dahldorf
John T. Dahldorf
Chief Financial Officer

EXHIBIT INDEX

No.	Description

10.1	Employment Agreement, dated December 10, 2008, by and between the Company and Jorge J. Quinoy.